CENTURA BANKS, INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                                    UNDER THE
               CENTURA BANKS, INC. OMNIBUS SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN


         This AGREEMENT, made effective this 5th day of April, 1994, by and among Centura Banks, Inc., a North Carolina corporation having its principal place of business in Rocky Mount, North Carolina ("Centura"), Centura Bank (the "Bank"), a subsidiary of Centura, and Howard K. Landis, III ("Participant"), an employee of the Bank.

                              W I T N E S S E T H:

         WHEREAS, Participant is a valued employee of the Bank and as such, has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to the Bank; and

         WHEREAS, the Participant is expected to perform valuable services in the future which shall be of special importance to the Bank and for which it would be difficult for the Bank to find a suitable replacement; and

         WHEREAS, Participant has previously been determined eligible to receive benefits under one or more of the Planters National Bank and Trust Company Key Executive Supplemental Benefit Agreement, as assumed by Centura Banks, Inc. (the "KESBA"), the Peoples Bancorporation Supplemental Executive Retirement Plan, as assumed by Centura Banks, Inc. (the "Peoples SERP"), or the Planters National Bank and Trust Company Excess Benefit Plan, which was assumed, amended, restated and renamed by Centura as the Centura Banks, Inc. Excess Benefit Plan (the "Excess Benefit Plan"); and

         WHEREAS, Centura has established the Centura Banks, Inc. Omnibus Supplemental Executive Retirement Plan (the "Omnibus SERP"), the terms of which Omnibus SERP are incorporated herein by reference; and

         WHEREAS, Centura now deems it advisable to offer to Participant certain rights and benefits under the Omnibus SERP and this Agreement in exchange for the relinquishment by Participant of all his rights under the KESBA, Peoples SERP, and Excess Benefit Plan; and

         WHEREAS, Participant now wishes to relinquish his rights and benefits under the KESBA, Peoples SERP, and Excess Benefit Plan in exchange for benefits under the Omnibus SERP, as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. RETIREMENT BENEFITS. Upon Participant's Normal Retirement, Participant shall receive an annual Retirement benefit equal to $9,988, payable in equal monthly payments for a period of fifteen (15) years.

                           Participant may elect Early Retirement between the
                  ages of 60 and 65 after Participant has completed at least ten
                  (10) years of employment with the Bank. Upon Participant's Early Retirement, Participant shall receive an annual Retirement benefit amount payable monthly for a period of fifteen (15) years. The annual Early Retirement benefit shall be determined as follows:

                  Age at Retirement       % of Normal Retirement Benefit Amount
                  -----------------       -------------------------------------

                          64                               95%
                          63                               90%
                          62                               85%
                          61                               80%
                          60                               75%

2. DEATH BENEFITS. If Participant dies before his Retirement and while actively employed as a full-time officer of the Bank, Participant's beneficiary shall receive an annual death benefit equal to twenty-five percent (25%) of Participant's base salary at the time of his death, payable in equal monthly payments for a period of ten (10) years beginning on the first day of the month coinciding with or next following Participant's date of death. Participant's beneficiary will not be entitled to any death benefits under this Agreement if Participant dies by committing suicide within two years from the date of becoming a Participant under the Omnibus SERP and this Agreement.

         If Participant's beneficiary dies before the end of the death benefit payment period specified hereunder, the remaining payments due under this Agreement shall be paid to the beneficiary's estate in a lump sum payment equivalent in value to the remaining death benefit payments. If Participant's beneficiary predeceases designate a new beneficiary, upon Participant's death a lump sum equivalent in value to the death benefit payments hereunder shall be paid to Participant's estate. The lump sum equivalent shall be computed using the Discount Rate in effect at the time of computation.

3. DISABILITY BENEFITS. If, prior to Retirement and after Participant has completed at least ten (10) years of employment with the Bank, Participant's employment with the Bank is terminated as a result of Disability, Participant shall receive an annual Disability benefit payable monthly in an amount equal to (a) minus (b) minus (c) minus (d) below:

         (a) Sixty percent (60%) of Participant's Final Average Monthly Compensation. "Final Average Monthly Compensation" shall mean one-sixtieth (1/60) of Participant's total annual calendar year earnings paid

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

                  by the Bank to Participant reported on his W-2 form, and including any earnings Participant may defer under any other retirement plans sponsored by Centura or the Bank, paid for the five (5) calendar years prior to his Disability, less

         (b) The amount of Participant's monthly pension benefit payable under the Normal Form (life annuity) of benefit, as of the first day of the month following his termination of employment or Disability, computed under the Pension Plan for the Employees of Centura Banks, Inc. or such successor plan with a comparable benefit, less

         (c) The amount of Participant's primary monthly Social Security benefit payable under the Old Age Survivors and Disability Insurance (Social Security Act) as payable as of the first day of the month in which the Disability benefit commences (subsequent Social Security benefit increases shall not affect the amount of this offset), less

         (d) The amount of any monthly disability benefit payable to the Participant under any group or individual disability income policy sponsored by the Bank or Centura.

         Disability benefit payments shall terminate as provided in the Omnibus SERP.

         Should Participant qualify for and receive Disability benefits hereunder until he attains age 65 or his earlier recovery date, he shall qualify for an adjusted Normal Retirement benefit payable monthly for 15 years after attaining age 65. The amount of the adjusted Retirement benefit shall equal the Normal Retirement benefit shown in
         Section 1, multiplied by a fraction (not to exceed 1.0), the numerator of which is the number of Participant's actual Years of Credited Service as of his termination on account of Disability, and the denominator of which is Participant's maximum possible number of Years of Credited Service as of the date he would attain age 65. The definition of "Years of Credited Service" shall be the same as in the Pension Plan for the Employees of Centura Banks, Inc. (or any successor plan).

1. EXCESS BENEFITS. The Excess Benefit provisions of Article VII of the Omnibus SERP

         _________  Apply to Participant.

         _________  Do not apply to Participant.

2. DESIGNATION OF BENEFICIARIES. The Participant shall designate his or her beneficiary(ies) on the Beneficiary Designation Form attached hereto and made a part hereof.



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

3. GENERAL PROVISIONS. (a) This Agreement, together with the Omnibus SERP, the terms of which are incorporated herein by reference, set forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the benefits described hereunder, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied with respect to the benefits hereunder other than as set forth in the Omnibus SERP and this Agreement. Any modifications or any waivers of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modification.

         (b) All benefits hereunder shall be payable from the general assets of the Bank. All costs or expenses in connection with the administration of this Agreement shall be borne by the Bank.

         (c) The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         (d) The waiver by Centura of a breach by the Participant of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Participant.

         (e) The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, including, without limitation, Participant's beneficiary, the estate of Participant, as well as the executors, administrators, and trustees of such estate.

         (f) Participant acknowledges that he has received, read, and is familiar with the Omnibus SERP, which contains certain additional provisions governing the benefits granted hereunder. Participant further agrees to relinquish any rights and benefits granted to him under the KESBA, Peoples SERP, and/or Excess Benefit Plan in exchange for the benefits provided hereunder and under the Omnibus SERP.

         (g) The provisions of this Agreement shall be construed in accordance with the laws of the State of North Carolina to the extent not pre-empted by the laws of the United States of America, including ERISA.

         (h) Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Omnibus SERP.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     CENTURA BANKS, INC.


                                     By: /s/ Frank L. Pattillo
                                        -----------------------------------
                                                   President

ATTEST:

/s/ Melba W. Smith
-------------------------------
        Secretary


(Corporate Seal)
                                     CENTURA BANK


                                     By: /s/ Leslie Rutledge Jr.
                                        -----------------------------------
                                                   President

ATTEST:

/s/ Melba W. Smith
-------------------------------
        Secretary


(Corporate Seal)
                                     PARTICIPANT


                                     By: /s/ Howard K. Landis, III
                                        -----------------------------(SEAL)
                                        Howard K. Landis, III


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

                               CENTURA BANKS, INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                          BENEFICIARY DESIGNATION FORM

As Beneficiary to receive any death benefits payable on my behalf under that certain Centura Banks, Inc. Supplemental Executive Retirement Agreement, dated as of _______________ (the "Agreement"), I designate the following:

                            PRIMARY BENEFICIARY(IES)

         Enter Name(s), Social Security Number(s), Relationship(s) and Address(es) of Primary Beneficiary(ies):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           SECONDARY BENEFICIARY(IES)

         Enter Name(s), Social Security Number(s), Relationship(s) and Address(es) of Secondary Beneficiary(ies):

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Name of Spouse if not given above:______________________________________________

I reserve the right to change at any time the designation above by written notice. The change shall be effective on the date such written notice is received and acknowledged by Centura.

Payment of any amount becoming due by reason of my death shall be made to my primary beneficiary (or equally to my primary beneficiaries if more than one) who survives me and is living on the date payment becomes due; or if my primary beneficiary does not survive me, to my secondary beneficiary (or equally to my secondary beneficiaries if more than one) who survives me and is living on the date payment becomes due.

I understand that if my primary and secondary beneficiaries do not survive me or if I do not name a beneficiary, any benefits due in the event of my death will be paid according to the terms of the Omnibus SERP and the Agreement.


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

-----------------------------------      ---------------------------------------
             Date                               Participant's Signature

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